UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2019

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 25, 2019, Intercept Pharmaceuticals, Inc. (the “Company”) and Sumitomo Dainippon Pharma Co., Ltd. (“Sumitomo Dainippon”) mutually agreed to terminate with immediate effect that certain exclusive license agreement entered into by the parties on March 29, 2011, as amended on June 8, 2011, September 16, 2011 and February 13, 2018 (collectively, the “Sumitomo Agreement”). In connection with the termination of the Sumitomo Agreement, Sumitomo Dainippon agreed to return to the Company the rights to develop and commercialize obeticholic acid (“OCA”) in China and the Company agreed to forego any further milestone or royalty payments relating to the development and commercialization of OCA in China. No payment is due from the Company to Sumitomo Dainippon as a result of the termination of the Sumitomo Agreement.

A summary of the terms and conditions of the Sumitomo Agreement is included in the first paragraph under Note 4 to the Company's condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, which summary is incorporated herein by reference and qualified in its entirety by reference to the Sumitomo Agreement, available under the Exhibit Index in the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2018.

The foregoing description is qualified in its entirety by reference to the full text of the letter agreement dated October 25, 2019, between the Company and Sumitomo Dainippon, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Ryan T. Sullivan
Name: Ryan T. Sullivan
Title: General Counsel and Secretary

Date: October 28, 2019